Exhibit 10.1

AGREEMENT

THIS AGREEMENT (this “Agreement”), dated as of June 26, 2015, is made by and among ATRM Holdings, Inc. (f/k/a Aetrium Incorporated), a Minnesota corporation (“ATRM”), and KBS Builders, Inc., a Delaware corporation (“Purchaser”), on the one hand, and Modular Fun I, Inc. (f/k/a KBS Building Systems, Inc.), a Maine corporation, Modular Fun III, LLC (f/k/a Maine Modular Haulers, LLC), a Maine limited liability company, Modular Fun II, LLC (f/k/a All-Set, LLC (d/b/a KBS Homes)), a Maine limited liability company, Paris Holdings, LLC, a Maine limited liability company (each, a “Seller” and, collectively, the “Sellers”), and Robert H. Farnham, Jr., an individual (the “Principal”), on the other hand (each of ATRM, Purchaser, the Sellers and the Principal, a “Party”, and collectively, the “Parties”).

RECITALS:

WHEREAS, the Parties entered into that certain Asset Purchase Agreement, dated as of April 2, 2014 (the “Purchase Agreement”), pursuant to which Purchaser purchased substantially all of the assets and assumed certain liabilities of the Sellers related to their business of manufacturing, selling, and distributing modular housing units for residential and commercial use;

WHEREAS, as partial consideration for the transactions set forth in the Purchase Agreement, Purchaser issued to KBS Building Systems, Inc. (n/k/a Modular Fun I, Inc.) (the “Holder”) a promissory note in the original principal amount of $5,500,000 (the “Original Seller Note”);

WHEREAS, on or about September 22, 2011, the Holder entered into an agreement with KBE Building Corporation (“KBE”), which was amended on or about December 2, 2011 (as amended, the “KBE Agreement”), concerning the Nelton Court Redevelopment Project (the “Nelton Court Project”), and notwithstanding the relevant provisions of the Purchase Agreement and the personal guarantee by the Principal of the Holder’s obligations under the KBE Agreement (the “Personal Guarantee”), Purchaser has been performing certain obligations of the Holder and the Principal and has communicated in writing to KBE that Purchaser will perform certain items of punch-list or other remedial work on the Nelton Court Project (the “Purchaser Work Items”), on behalf of the Holder and the Principal; and

WHEREAS, on April 1, 2015, Purchaser and ATRM asserted certain claims against the Sellers and the Principal under the Purchase Agreement in a notice delivered to the Sellers and the Principal in accordance with the Purchase Agreement, with respect to which the Sellers and the Principal delivered an objection notice to Purchaser and ATRM in accordance with the Purchase Agreement on April 21, 2015.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound hereby, agree as follows:

1. Settlement of Claims.

(a) The Parties agree that the Original Seller Note shall be amended and restated in the form attached as Exhibit A hereto (the “New Seller Note”) in order to, among other things: (i) reduce the principal amount under the Original Seller Note from $5,500,000 to $2,500,000, which will be treated as a reduction of the purchase price under the Purchase Agreement; and (ii) provide that the principal amount of the New Seller Note will be payable to the Holder in $100,000 increments on the first business day of each month for the 25 months beginning July 1, 2015, and will accrue interest only if said New Seller Note shall be in Default. The Sellers and the Principal agree and acknowledge that all accrued and unpaid interest under the Original Seller Note is hereby forgiven. The Holder agrees to deliver to the Purchaser the original signed Original Seller Note marked “CANCELLED”.

(b) Purchaser and ATRM hereby withdraw all claims against the Sellers and the Principal under the Purchase Agreement, including but not limited to claims with respect to (i) a working capital shortfall at the closing, (ii) the collectability of accounts receivable, (iii) additional audit expense incurred, and (iv) work that Purchaser has performed to date on behalf of the Sellers and the Principal under excluded contracts retained by the Sellers after the closing, including the contracts related to the Nelton Court Project and the Trinity College – Crescent Street Housing project (the “Trinity Project”), subject to Section 1(c) below.

(c) With respect to the Nelton Court Project:

(i) the Holder and the Principal hereby affirm and ratify their respective principal liability to KBE with regard to the Nelton Court Project pursuant to the KBE Agreement and the Personal Guarantee;

(ii) the Holder and the Principal agree that Purchaser is entitled to receipt and delivery of the contract retainage (approximately $228,000) (the “Retainage”) currently held by KBE and not paid to the Holder pursuant to the terms of the KBE Agreement, subject to the provisions of paragraph (iv) below;

(iii) Purchaser agrees to complete, at its sole cost and expense, the Purchaser Work Items on behalf of the Holder and the Principal, and the Holder and the Principal acknowledge and agree that the liability of Purchaser and its affiliates with respect to the KBE Agreement and the Nelton Court Project shall be limited to its completion of the Purchaser Work Items. Notwithstanding this provision, neither Principal nor Holder agrees to indemnify Purchaser against any third-party claims related to the Nelton Court Project;

(iv) the Holder and the Principal shall assume and resolve, at their sole cost and expense, all other claims or liabilities arising out of or related to the KBE Agreement or the Nelton Court Project; provided that the Holder and the Principal may at their sole discretion use the Retainage to offset such claims or liabilities; and

(v) Purchaser shall reasonably assist the Holder and the Principal in negotiating with KBE a resolution of their liability to KBE and with regard to the Nelton Court Project pursuant to the KBE Agreement and the Personal Guarantee, and the Holder and the Principal agree to reasonably assist Purchaser in negotiating with KBE a resolution of the completion of the Purchaser Work Items, and to take such steps or measures as may be necessary to give effect to, and provide Purchaser the benefit of, the provisions of paragraphs (i) through (iv), above.

2

(d) Purchaser shall prepare and report the payment under the New Seller Note and this Agreement as required by law, including the preparation and filing of any Form 1099 or other similar form and the treatment of all or any portion of any amount payable under the New Seller Note or this Agreement as interest or principal for any tax or other purpose. The Holder shall provide a completed and signed Form W-9 to Purchaser.

2. Mutual Releases.

(a) Purchaser and ATRM, for the benefit of the Sellers, the Principal and each of their officers, directors, stockholders, agents, affiliates, employees, attorneys, advisors and assigns, past and present, in their capacity as such (each Seller, the Principal, and each such other person or entity, a “Seller Released Person”), hereby forever fully waives, discharges and releases, and covenants not to sue, any of the Seller Released Persons for any and all claims, causes of action, actions, judgments, liens, debts, contracts, indebtedness, damages, losses, liabilities, rights, interests and demands of whatsoever kind or character (collectively, “Claims”), based on any event, fact, act, omission, or failure to act by the Seller Released Persons, whether known or unknown, occurring or existing prior to the execution of this Agreement, relating to the Purchase Agreement, including but not limited to Claims with respect to (i) a working capital shortfall at the closing, (ii) the collectability of accounts receivable, (iii) additional audit expense incurred, and (iv) work that Purchaser has or will perform on behalf of the Sellers and the Principal under excluded contracts retained by the Sellers after the closing, including the contracts related to the Nelton Court Project and the Trinity Project, subject to Section 1(c) above; provided, however, this waiver and release and covenant not to sue shall not include any Claims arising out of or related to any obligations under, or breach of, this Agreement.

(b) The Sellers and the Principal, for the benefit of Purchaser and ATRM and each of their officers, directors, stockholders, agents, affiliates, employees, attorneys, advisors and assigns, past and present, in their capacity as such (Purchaser, ATRM and each such other person or entity, a “Purchaser Released Person”), hereby forever fully waives, discharges and releases, and covenants not to sue, any of the Purchaser Released Persons for any and all Claims based on any event, fact, act, omission, or failure to act by the Purchaser Released Persons, whether known or unknown, occurring or existing prior to the execution of this Agreement, relating to the Purchase Agreement and the Original Seller Note, including but not limited to Claims with respect to unpaid principal and accrued and unpaid interest under the Original Seller Note; provided, however, this waiver and release and covenant not to sue shall not include any Claims arising out of or related to any obligations under, or breach of, this Agreement or the New Seller Note.

3. Representations and Warranties of the Sellers and the Principal. Each of the Sellers and the Principal jointly and severally represent and warrant to Purchaser and ATRM as follows:

(a) Each Seller is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized.

3

(b) Each Seller and the Principal has all requisite power and authority to execute and deliver this Agreement and the New Seller Note, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the New Seller Note, the performance of the obligations of the Sellers and the Principal hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite action on the part of such Party. This Agreement and the New Seller Note have been duly and validly executed and delivered by each Seller and the Principal, and (assuming the due authorization, execution and delivery by the other Parties hereto and thereto) constitutes the legal, valid and binding obligation of each Seller and the Principal, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(c) None of the execution or delivery by any Seller or the Principal of this Agreement or the New Seller Note, the consummation of any of the transactions contemplated hereby or thereby, or compliance by any such Party with any of the provisions hereof or thereof does or will conflict with, or result in any violation of, or constitute a breach of or a default (with or without notice or lapse of time, or both) under, or result in the loss of any benefit under, or permit the acceleration of any obligation under, or give rise to a right of termination, modification or cancellation under, any provision of (i) the certificate or articles of incorporation, organization or formation, bylaws, limited liability company operating agreement or comparable organizational or governing documents of any Seller, each as currently in effect, (ii) any agreement, contract, commitment, understanding or arrangement to which any Seller or the Principal is a party or by which any Seller or the Principal is bound, or (iii) any law, rule, regulation, order, judgment or decree applicable to any Seller or the Principal or by which any Seller or the Principal is bound.

4. Representations and Warranties of ATRM. Purchaser and ATRM jointly and severally represent and warrant to each of the Sellers and the Principal as follows:

(a) Each of Purchaser and ATRM is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized.

(b) Each of Purchaser and ATRM has all requisite power and authority to execute and deliver this Agreement and the New Seller Note, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the New Seller Note, the performance of the obligations of Purchaser and ATRM hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite action on the part of such Party. This Agreement and the New Seller Note have been duly and validly executed and delivered by each of Purchaser and ATRM, and (assuming the due authorization, execution and delivery by the other Parties hereto and thereto) constitutes the legal, valid and binding obligation of each of Purchaser and ATRM, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

4

(c) None of the execution or delivery by any of Purchaser or ATRM of this Agreement or the New Seller Note, the consummation of any of the transactions contemplated hereby or thereby, or compliance by any such Party with any of the provisions hereof or thereof does or will conflict with, or result in any violation of, or constitute a breach of or a default (with or without notice or lapse of time, or both) under, or result in the loss of any benefit under, or permit the acceleration of any obligation under, or give rise to a right of termination, modification or cancellation under, any provision of (i) the certificate or articles of incorporation, organization or formation, bylaws, limited liability company operating agreement or comparable organizational or governing documents of Purchaser or ATRM, each as currently in effect, (ii) any agreement, contract, commitment, understanding or arrangement to which Purchaser or ATRM is a party or by which Purchaser or ATRM is bound, or (iii) any law, rule, regulation, order, judgment or decree applicable to Purchaser or ATRM or by which Purchaser or ATRM is bound.

5. Expenses. Except as otherwise expressly provided in this Agreement or the New Seller Note, each of the Parties shall bear its own expenses incurred in connection with the negotiation, preparation and execution of this Agreement and the New Seller Note, including all fees and disbursements of counsel and other advisors retained by such Party.

6. Entire Agreement; Amendments and Waivers. This Agreement and the New Seller Note represent the entire understanding and agreement among the Parties with respect to the subject matter hereof. This Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the Party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any Party, shall be deemed to constitute a waiver by the Party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

7. Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Maine applicable to contracts made and performed in such State, without reference to conflict of law rules that would require the application of the laws of another jurisdiction.

8. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (a) when delivered personally by hand (with written confirmation of receipt), (b) when sent by facsimile (with written confirmation of transmission) or (c) one business day following the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses and facsimile numbers (or to such other address or facsimile number as a Party may have specified by notice given to the other Party(ies) pursuant to this provision):

5

If to any Seller or the Principal to:

c/o Bergen & Parkinson, LLC

62 Portland Road, Suite 25

Kennebunk, ME 04043

Attn: Scott M. Edmunds

Phone: (207) 985-7000

Facsimile: (207) 985-7707

If to Purchaser or ATRM, to:

c/o ATRM Holdings, Inc.

3050 Echo Lake Avenue, Suite 300

Mahtomedi, MN 55115

Attention: Paul H. Askegaard

Phone: (651) 704-1800

With a copy (which shall not constitute notice) to:

Olshan Frome Wolosky LLP

Park Avenue Tower

65 East 55th Street

New York New York 10022

Attention: Adam W Finerman, Esq.

Phone: (212) 451-2300

Facsimile: (212) 451-2222

9. Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

10. Binding Effect; No Third-Party Beneficiaries; Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement, except as otherwise contemplated by Section 2. No assignment of this Agreement or of any rights or obligations hereunder may be made by any Party, directly or indirectly (by operation of law or otherwise), without the prior written consent of the other Parties, and any attempted assignment without the required consents shall be void.

11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original copy of this Agreement and all of which, when taken together, shall be deemed to constitute one and the same agreement, and photostatic, .pdf or facsimile copies of fully-executed counterparts of this Agreement shall be given the same effect as originals.

[Signature page follows]

6

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized signatories of the Parties as of the date hereof.

ATRM AND PURCHASER:

ATRM HOLDINGS, INC.

By:	/s/ Daniel M. Koch
Name:	Daniel M. Koch
Title:	President and CEO

KBS BUILDERS, INC.

By:	/s/ Daniel M. Koch
Name:	Daniel M. Koch
Title:	President and CEO

[Continued on the following page]

7

sellers:

Modular Fun I, Inc. (F/K/A KBS Building Systems, Inc.)

By:	/s/ Robert H. Farnham, Jr.
Name:	Robert H. Farnham, Jr.
Title:	President

Modular Fun III, LLC (f/k/a Maine Modular Haulers, LLC)

By:	/s/ Robert H. Farnham, Jr.
Name:	Robert H. Farnham, Jr.
Title:	Manager

Modular Fun II, LLC (f/k/a ALL-SET, LLC)

By:	/s/ Robert H. Farnham, Jr.
Name:	Robert H. Farnham, Jr.
Title:	Manager

Paris Holdings, LLC

By:	/s/ Robert H. Farnham, Jr.
Name:	Robert H. Farnham, Jr.
Title:	Manager

PRINCIPAL:

/s/ Robert H. Farnham, Jr.
Robert H. Farnham, JR.

8

EXHIBIT A

Form of Amended and Restated Promissory Note